Exhibit 99.2

Fourth Quarter 2014

Supplemental Analyst Package

Contact:
Investor Relations
704-496-2571
Investor.Relations@CampusCrest.com

FOURTH QUARTER 2014

SUPPLEMENTAL ANALYST PACKAGE

TABLE OF CONTENTS

Financial Highlights	3

Condensed Consolidated Balance Sheets	4

Condensed Consolidated Statements of Operations	5

Reconciliation of Net Loss Attributable to Common Stockholders to FFO, FFOA and Net Operating Income	6 - 7

Wholly Owned Property Results of Operations	8

Quarterly Wholly Owned Property Results of Operations	9

Same Store Wholly Owned Property Operating Expenses	10

HSRE, Beaumont and Copper Beech Joint Venture Property Results of Operations	11

Capital Structure as of December 31, 2014	12

Outstanding Debt and Maturity Schedule	13

HSRE & Beaumont Joint Venture Debt Summary	14

Copper Beech Joint Venture Debt Summary	15

Illustrative Pro Rata Debt Schedule	16

Portfolio Overview and Occupancy	17 - 18

Copper Beech Portfolio Overview and Occupancy	19

Illustrative Bridges to Key Metrics	20

Investor Information	21

Forward-Looking Statements	22

CAMPUS CREST COMMUNITIES

FINANCIAL HIGHLIGHTS (unaudited)
(in $000s, except per share and per bed data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Total revenues	$28,731	$24,768	$3,963	16.0%	$106,741	$92,070	$14,671	15.9%
NOI	15,290	13,482	1,808	13.4%	58,715	50,904	7,811	15.3%
Net loss attributable to common stockholders [1]	(34,790)	(11,990)	(22,800)	NM	(170,204)	(4,531)	(165,673)	NM
Net loss per share - basic and diluted	($0.53)	($0.18)	($0.35)	NM	($2.61)	($0.07)	($2.54)	NM
FFO [2]	(22,356)	9,189	(31,545)	NM	(118,511)	44,209	(162,721)	NM
FFO per share - diluted [2,3]	($0.34)	$0.14	($0.48)	NM	($1.82)	$0.73	($2.55)	NM
FFOA [2]	3,063	13,515	(10,452)	(77.3%)	31,292	48,112	(16,820)	(35.0%)
FFOA per share - diluted [2,3]	$0.05	$0.21	($0.16)	(76.2%)	$0.48	$0.80	($0.32)	(40.0%)

Debt to total market capitalization	49.6%	35.1%	n/a	14.5%	49.6%	35.1%	n/a	14.5%

Operating Statistics (wholly-owned)
Total RevPOB [4]	$531	$527	$4	0.7%	$528	$520	$8	1.6%
Average Physical Occupancy [5]	89.9%	92.0%	n/a	(2.1%)	89.7%	92.2%	n/a	(2.5%)

1 For the three and twelve months ended December 31, 2014 and 2013, results include certain write-downs and impairments, primarily related to impairment of unconsolidated entities, impairments of land and predevelopment costs, effect of not exercising Copper Beech purchase option and write off of other corporate assets.

2 For the three and twelve months ended December 31, 2014 and the period March 18, 2013 to December 31, 2013, includes results from the Company’s investment in Copper Beech.  The Company made its initial investment in Copper Beech on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unc onsolidated and a 48% interest in one consolidated operating property.

3 Refer to page 6 for a reconciliation of FFO per share to FFOA per share.

4 Total revenue per occupied bed includes rental and service revenues.

5 Average monthly occupancy.

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	December 31,	December 31,
	2014	2013

Assets
Investment in real estate, net:
Student housing properties	$934,471	$716,285
Accumulated depreciation	(128,121)	(102,356)
Development in process	-	91,184
Land held for sale[1]	38,104	-
Land held for investment[2]	7,534	-
Investment in real estate, net	851,988	705,113
Investment in unconsolidated entities[3]	256,653	324,838
Cash and cash equivalents	15,240	32,054
Restricted cash [4]	5,429	32,636
Student receivables, net	1,587	2,825
Cost and earnings in excess of construction billings	7,516	42,803
Other assets, net[5]	42,447	42,410
Total assets	$1,180,860	$1,182,679

Liabilities and equity
Liabilities:
Mortgage and construction loans	$300,673	$205,531
Line of credit and other debt	317,746	207,952
Accounts payable and accrued expenses	53,968	62,448
Construction billings in excess of cost and earnings	481	600
Other liabilities	22,092	11,167
Total liabilities	694,960	487,698
Equity:
Preferred stock	$61	$61
Common stock	648	645
Additional common and preferred paid-in capital	770,949	773,896
Accumulated deficit and distributions[6]	(292,210)	(84,143)
Accumulated other comprehensive loss	(2,616)	(71)
Total stockholders' equity	476,832	690,388
Noncontrolling interests	9,069	4,593
Total equity	485,901	694,981
Total liabilities and equity	$1,180,860	$1,182,679

1 Land held for sale includes properties located in the following locations: Allendale, MI; Bellingham, WA; Boca Raton, FL; Corvallis, OR; Grand Forks, ND; Sacramento, CA; San Angelo, TX; Tempe, AZ; Tuscaloosa, AL;  and Toledo, OH. The Toledo, OH property includes the redevelopment property, which is currently in operation, as well as an undeveloped land parcel.

2 Land held for investment includes potential Phase II sites at the following locations: Auburn, AL; Huntsville, TX; Pullman, WA; State College, PA; and Statesboro, GA.

3 As of December 31, 2013, includes the Company’s investment in Copper Beech equating to a 67% effective ownership interest in 30 properties, of which 28 are operating and two are non-operating properties.  On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

4 As of December 31, 2014 and December 31, 2013, includes approximately $0 and $28,200, respectively, of cash held in escrow from the sale of four wholly-owned Grove-branded student housing properties on December 27, 2013.

5 Primarily includes other receivables of $21,487 including insurance proceeds and amounts due from joint ventures, deferred financing costs of $6,910, corporate fixed assets of $6,356, Company owned corporate aircraft of $3,900 and prepaid and other assets of $3,794.

6 Includes 2014 net loss of $158,004 plus dividends of $50,063.

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	$ Change	2014	2013	$ Change

Revenues:
Student housing rental	$27,467	23,517	$3,950	$101,724	$87,635	$14,089
Student housing services	725	970	(245)	3,768	3,615	153
Property management services	538	281	257	1,249	820	429
Total revenues	28,731	24,768	3,963	106,741	92,070	14,671
Operating expenses:
Student housing operations	12,903	11,005	1,898	46,777	40,346	6,431
General and administrative	3,250	2,582	668	14,303	10,658	3,645
Severance[1]	6,159	-	6,159	6,159	-	6,159
Impairment of land, predevelopment costs and assets held for sale[2]	2,137	-	2,137	31,927	-	31,927
Write-off of corporate other assets[3]	7,345	-	7,345	15,110	-	15,110
Transaction costs[4]	339	286	53	2,671	1,121	1,550
Ground leases	120	87	33	477	249	228
Depreciation and amortization	8,822	6,546	2,276	31,696	23,700	7,996
Total operating expenses	41,076	20,506	20,570	149,120	76,074	73,046
Equity in earnings (loss) of unconsolidated entities[5,6]	(5,572)	(7,335)	1,763	(5,510)	(3,727)	(1,783)
Impairment of unconsolidated entities[7]	(3,702)	(312)	(3,390)	(54,568)	(312)	(54,256)
Effect of not exercising Copper Beech purchase option	-	-	-	(34,048)	-	(34,048)
Operating income (loss)	(21,619)	(3,385)	(18,234)	(136,505)	11,957	(148,462)
Nonoperating income (expense):
Interest expense, net	(5,526)	(4,205)	(1,321)	(13,886)	(12,969)	(917)
Other income (expense)[8]	(88)	(7)	(81)	42	1,414	(1,372)
Total nonoperating expense, net	(5,613)	(4,212)	(1,401)	(13,844)	(11,555)	(2,289)
Net income (loss) before income tax benefit (expense)	(27,233)	(7,597)	(19,636)	(150,349)	402	(150,751)
Income tax benefit (expense)	0	421	(421)	(731)	727	(1,458)
Income (loss) from continuing operations	(27,232)	(7,176)	(20,056)	(151,079)	1,129	(152,208)
Income (loss) from discontinued operations	(4,933)	(2,166)	(2,767)	(8,125)	489	(8,614)
Net income (loss)	(32,166)	(9,342)	(22,824)	(159,204)	1,618	(160,822)
Dividends on preferred stock	3,050	2,733	317	12,200	6,183	6,017
Net loss attributable to noncontrolling interests	(426)	(85)	(341)	(1,200)	(34)	(1,166)
Net loss attributable to common stockholders	($34,790)	($11,990)	($22,800)	($170,204)	($4,531)	($165,673)

Per share data - basic and diluted:
Income (loss) from continuing operations attributable to common stockholders	($0.45)	($0.15)		($2.49)	($0.08)
Income (loss) from discontinued operations attributable to common stockholders	($0.08)	($0.03)		($0.12)	$0.01
Net income (loss) per share attributable to common stockholders	($0.53)	($0.18)		($2.61)	($0.07)

Weighted average common shares outstanding, diluted:
Diluted	65,154	64,937		65,102	60,418

1 For the three months ended December 31, 2014, severance includes termination benefits for former executives in connection with our strategic repositioning.

2 For the three months ended December 31, 2014, amounts include impairment of our property in Toledo, OH.

3 For the three months ended December 31, 2014, amount primarily includes $5,499 of Enterprise Resource Planning system impairment and $1,470 of corporate aircraft impairment

4 For the three and twelve months ended December 31, 2014, includes $339 and $2,671, respectively, of transaction costs related to Copper Beech. Additionally, for the three and twelve months ended December 31, 2013, includes $286 and $1,121, respectively, of transaction costs related to Copper Beech.

5 For the three and twelve months ended December 31, 2014 and the period from March 18, 2013 to December 31, 2013, includes results from the Company’s investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

6 For the three and twelve months ended December 31, 2014, includes $1,431 and $6,491, respectively, of fair value adjustment related to Copper Beech's debt.  For the three and twelve months ended December 31, 2013, includes $1,411 and $3,576, respectively, of fair value adjustment related to Copper Beech's debt.

7 For the three months ended December 31, 2014, relates to an impairment of our investments in Montreal.

8 For the twelve months ended December 31, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013.  In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO")& FUNDS FROM OPERATIONS ADJUSTED ("FFOA") (unaudited)

(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	$ Change	2014	2013	$ Change

Net loss attributable to common stockholders	($34,790)	($11,990)	($22,800)	($170,204)	($4,531)	($165,673)
Net loss attributable to noncontrolling interests	(426)	(85)	(341)	(1,200)	(34)	(1,166)
Real estate related depreciation and amortization	7,683	6,910	773	27,858	25,503	2,356
Real estate related depreciation and amortization - unconsolidated entities	5,178	14,354	(9,176)	25,034	23,272	1,763
FFO available to common shares and OP units[1,2]	(22,356)	9,189	(31,545)	(118,511)	44,209	(162,721)
Elimination of the following:
Transaction costs[3]	2,095	286	1,809	4,426	2,027	2,399
Impairment of land, predevelopment costs and asset held for sale	2,137	175	1,962	31,927	175	31,752
Impairment of disposed assets	-	4,729	(4,729)	-	4,729	(4,729)
Copper Beech dividend equivalency[4]	1,200	-	1,200	1,200	-	1,200
Write off of corporate other assets	7,345	-	7,345	15,110	-	15,110
Write off of deferred financing costs	-	236	(236)	-	236	(236)
Severance[5]	5,439	-	5,439	6,159	-	6,159
Change in valuation allowance for deferred tax asset	(0)	-	(0)	731	-	731
Discontinued operations[6]	4,933	312	4,621	8,125	312	7,812
Impairment of unconsolidated entities	3,702	-	3,702	54,568	-	54,568
Effect of not exercising Copper Beech purchase option	-	-	-	34,048	-	34,048
FV adjustment of CB debt	(1,432)	(1,411)	(21)	(6,491)	(3,576)	(2,914)
Funds from operations adjusted (FFOA) available to common
shares and OP units	$3,063	$13,515	($10,452)	$31,292	$48,112	($16,820)

FFO per share - diluted[1,2]	($0.34)	$0.14	($0.48)	($1.82)	$0.73	($2.55)
FFOA per share - diluted	$0.05	$0.21	($0.16)	$0.48	$0.80	($0.32)
Weighted average common shares and OP units outstanding - diluted[7]	65,154	64,937		65,102	60,418

1 For the three and twelve months ended December 31, 2014 and the period March 18, 2013 to December 31, 2013, includes results from the Company’s investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On December 31, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

2 For the three and twelve months ended December 31, 2014, includes $1,431 and $6,491, respectively, of fair value adjustment related to Copper Beech's debt.  For the three and twelve months ended December 31, 2013, includes $1,411 and $3,576, respectively, of fair value adjustment related to Copper Beech's debt.

3 Includes costs incurred in connection with Copper Beech and Montreal.

4 Amount represents a one time cash dividend equivalency payment made during the three months ended December 31, 2014 to the CB Investors as stipulated in the second amendment to the purchase and sell agreement of Copper Beech.

5 For the three months ended September 30, 2014, $720 of severance was included in general and administrative expense, and was reclassified to the Severance line in the three months ended December 31, 2014.

6 For the three months ended December, 31, 2014, includes expenses related to discontinued construction and development operations of $3,068.  See table on page 20 for additional detail on general and administrative expense.

7 For the three and twelve months ended December 31, 2014 and 2013, the diluted shares were used to calculate FFO and FFOA.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NET OPERATING INCOME ("NOI")

(unaudited)

(in $000s, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014[1]	2013[1]	2014[1]	2013[1]

Net loss attributable to common stockholders	($34,790)	($11,990)	($170,204)	($4,531)
Net loss attributable to noncontrolling interests	(426)	(85)	(1,200)	(34)
Preferred stock dividends	3,050	2,733	12,200	6,183
Income tax (benefit) expense	(0)	(421)	731	(727)
Other (income) expense	88	7	(42)	(1,414)
Severance	6,159	-	6,159	-
(Income) loss on discontinued operations	4,933	2,166	8,125	(489)
Interest expense	5,526	4,205	13,886	12,969
Equity in losses of unconsolidated entities	5,572	7,335	5,510	3,727
Depreciation and amortization	8,822	6,546	31,696	23,700
Ground lease expense	120	87	477	249
General and administrative expense	3,250	2,582	14,303	10,658
Impairment of unconsolidated entities	3,702	312	54,568	312
Effect of not exercising Copper Beech purchase option	-	-	34,048	-
Impairment of land, predevelopment costs and asset held for sale	2,137	-	31,927	-
Write-off of corporate other assets	7,345	-	15,110	-
Transaction costs	339	286	2,671	1,121
Property management services	(538)	(281)	(1,249)	(820)
Total NOI	$15,289	$13,482	$58,715	$50,904
Same store properties NOI[1]	$12,350	$12,718	$42,929	$46,612
New properties NOI[1,2]	$2,118	$0	$11,408	$2,742
The Grove at Pullman & Toledo NOI[3]	$822	$764	$4,378	$1,550

1 "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

2 Includes NOI contribution from Copper Beech at Ames.  This is a consolidated joint venture property.

3 Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

CAMPUS CREST COMMUNITIES

WHOLLY OWNED PROPERTY RESULTS OF OPERATIONS (unaudited)

(in $000s, except bed data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	Change	% Change	2014	2013	$ Change	% Change

Same store properties (Number of properties)[1,2]	30	30			28	28
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$512	$507	$6	1.1%	$499	$497	$2	0.3%
Services revenue per occupied bed per month	15	21	(6)	(26.8%)	19	20	(1)	(2.8%)
Total revenue per occupied bed	$527	$527	$0	0.0%	$519	$517	$1	0.2%

Average number of owned beds	16,308	16,308			14,920	14,920
Average physical occupancy	91.6%	92.0%		(0.4%)	90.5%	92.5%		(2.0%)

Total revenue	$24,120	$23,602	$518	2.2%	$83,148	$85,647	($2,498)	(2.9%)
Property operating expenses	10,388	10,885	(497)	(4.6%)	38,837	39,035	(198)	(0.5%)
Net operating income	$13,732	$12,717	$1,015	8.0%	$44,312	$46,612	($2,300)	(4.9%)
Operating margin[4]	56.9%	53.9%		3.0%	53.3%	54.4%		(1.1%)

New properties (Number of properties)[5,6,7]	6	-	6		8	2	6
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$536	$ -	$536	100.0%	$557	$564	($7)	(1.3%)
Services revenue per occupied bed per month	12	-	12	100.0%	16	16	(1)	(3.6%)
Total revenue per occupied bed	$548	$ -	$548	100.0%	$573	$581	($8)	(1.3%)

Average number of owned beds	3,705	-			3,270	578
Average physical occupancy	82.5%	0.0%		82.5%	86.4%	86.7%		(0.3%)

Total revenue	$5,027	$ -	$5,027	100.0%	$19,413	$3,493	$15,920	455.8%
Property operating expenses	2,090	-	2,090	100.0%	7,185	751	6,434	856.5%
Net operating income	$2,938	$ -	$2,938	100.0%	$12,228	$2,742	$9,486	346.0%
Operating margin[4]	58.4%	0.0%		58.4%	63.0%	78.5%		(15.5%)

ALL PROPERTIES (Number of properties)	36	30	6		36	30	6
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$516	$507	$10	1.9%	$509	$500	$9	1.9%
Services revenue per occupied bed per month	14	21	(6)	(29.5%)	19	20	(1)	(5.5%)
Total revenue per occupied bed	$531	$527	$4	0.7%	$528	$520	$8	1.6%

Average number of owned beds	20,013	16,308			18,190	15,498
Average physical occupancy	89.9%	92.0%		(2.1%)	89.7%	92.2%		(2.5%)

Total revenue	$29,148	$23,602	$5,545	23.5%	$102,561	$89,140	$13,421	15.1%
Property operating expenses	12,478	10,885	1,593	14.6%	46,022	39,786	6,236	15.7%
Net operating income	$16,670	$12,717	$3,952	31.1%	$56,539	$49,354	$7,185	14.6%
Operating margin[4]	57.2%	53.9%		0.0%	55.1%	55.4%		(0.3%)

The Grove at Pullman & Toledo NOI[8]	$910	$764			$4,465	$1,550

1 For the three months ended December 31, 2014 and 2013, includes financial results for the 2013 wholly-owned deliveries (The Grove at Ft. Collins, The Grove at Muncie, and  The Grove at Flagstaff - Phase II).  The Grove at Flagstaff - Phase II is not included as an additional property, but increases the number of beds.

2 Excludes financial results from The Grove at Pullman.  On July 14, 2013, the Company experienced a fire at this property under development. As of December 2014, all 584 beds were in operation.  For comparability of results, Pullman will continue to be excluded until year over year results are not impacted by the business interruption.

3 For the three and twelve months ended December 31, 2014, excludes the one-time non-cash impact of the Company’s change in revenue recognition policy. Beginning with the ‘14/’15 AY, the Company will recognize revenue for new leases over the term of the lease (typically 11.5 months) rather than in conjunction with the lease payments (typically 12 equal monthly payments). While this policy change will have no cash impact, and will have minimal year-over-year impact on a go-forward basis, the adjustment related to changing the policy in Q4 2014 will have the effect of lowering reported revenue in that quarter.

4 Operating margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period.

5 For the three and twelve months ended December 31, 2014, includes financial results for The Grove at Denton. The Company acquired its joint venture partner's interest in The Grove at Denton on January 21, 2014. The occupancy data related to Denton is included in new properties.

6 For the three and twelve months ended December 31, 2014, includes financial results for the 2014 wholly-owned and consolidated deliveries (The Grove at Gainesville, The Grove at Grand Forks, The Grove at Slippery Rock, The Grove at Mt. Pleasant and Copper Beech at Ames).

7 For the three and twelve months ended December 31, 2014 and 2013, excludes financial results from the Toledo, OH redevelopment the Company acquired on March 15, 2013.

8 Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

CAMPUS CREST COMMUNITIES

QUARTERLY WHOLLY OWNED PROPERTY RESULTS OF OPERATIONS (unaudited)

(in $000s, except bed data)

	Three Months Ended
	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014

Same store properties (Number of properties)[1,2]	30	30	30	30	30
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$507	$503	$500	$505	$512
Services revenue per occupied bed per month	21	20	21	21	15
Total revenue per occupied bed	$527	$524	$521	$526	$527

Average number of owned beds	16,308	16,308	16,308	16,308	16,308
Average physical occupancy	92.0%	90.1%	89.8%	90.1%	91.6%

Total revenue	$23,602	$23,089	$22,901	$23,171	$24,120
Property operating expenses	10,885	10,275	10,269	10,940	10,388
Net operating income	$12,717	$12,814	$12,632	$12,231	$13,732
Operating margin[4]	53.9%	55.5%	55.2%	52.8%	56.9%

New properties (Number of properties)[5,6,7]	1	1	1	6	6
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$568	$565	$565	$549	$536
Services revenue per occupied bed per month	25	15	17	16	12
Total revenue per occupied bed	$592	$580	$583	$565	$548

Average number of owned beds	1,752	1,752	1,752	2,654	3,705
Average physical occupancy	89.0%	91.6%	95.5%	82.1%	82.5%

Total revenue	$924	$931	$975	$3,696	$5,027
Property operating expenses	579	420	453	1,294	2,090
Net operating income	$344	$512	$523	$2,402	$2,938
Operating margin[4]	37.3%	54.9%	53.6%	65.0%	58.4%

ALL PROPERTIES (Number of properties)	31	31	31	36	36
Revenue per occupied bed
Rental revenue per occupied bed per month[3]	$509	$506	$503	$511	$516
Services revenue per occupied bed per month	21	20	21	20	14
Total revenue per occupied bed	$529	$526	$524	$531	$531

Average number of owned beds	16,892	18,060	18,060	18,962	20,013
Average physical occupancy	91.9%	90.2%	90.0%	89.0%	89.9%

Total revenue	$24,526	$24,021	$23,876	$26,867	$29,148
Property operating expenses	11,464	10,695	10,721	12,234	12,478
Net operating income	$13,062	$13,326	$13,155	$14,633	$16,670
Operating margin[4]	53.3%	55.5%	55.1%	54.5%	57.2%

The Grove at Pullman & Toledo NOI[8]	$764	$759	$753	$876	$910

1 For the three months ended December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, includes financial results for the 2013 wholly-owned deliveries (The Grove at Ft. Collins, The Grove at Muncie, and  The Grove at Flagstaff - Phase II).  The Grove at Flagstaff - Phase II is not included as an additional property, but increases the number of beds.

2 Excludes financial results from The Grove at Pullman.  On July 14, 2013, the Company experienced a fire at this property under development. As of December 2014, all 584 beds were in operation.  For comparability of results, Pullman will continue to be excluded until year over year results are not impacted by the business interruption.

3 For the three and twelve months ended December 31, 2014, excludes the one-time non-cash impact of the Company’s change in revenue recognition policy. Beginning with the ‘14/’15 AY year, the Company will recognize revenue for new leases over the term of the lease (typically 11.5 months) rather than in conjunction with the lease payments (typically 12 equal monthly payments). While this policy change will have no cash impact, and will have minimal year-over-year impact on a go-forward basis, the adjustment related to changing the policy in Q4 2014 will have the effect of lowering reported revenue in that quarter.

4 Operating margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period.

5 For the three months ended  September 30, 2014 and December 31, 2014, includes financial results for the 2014 wholly-owned deliveries (The Grove at Gainesville, The Grove at Grand Forks, The Grove at Slippery Rock, The Grove at Mt. Pleasant and Copper Beech at Ames).

6 For the three months ended December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, excludes financial results from the Toledo, OH redevelopment the Company acquired on March 15, 2013.

7 For the three months ended  December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, includes financial results for The Grove at Denton.  The Company acquired its joint venture partner's interest in the Grove at Denton on January 21, 2014.

8 For the three months ended December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman, WA.

CAMPUS CREST COMMUNITIES

SAME STORE WHOLLY OWNED OPERATING EXPENSES (unaudited)

(in $000s, except bed data)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013			Y-o-Y Total Change
	Total	% of Total	Per Bed/Month	Total	% of Total	Per Bed/Month	$	%

Payroll	$2,395	23.3%	$49	$2,307	21.1%	$47	$88	3.8%
Marketing	242	2.4%	5	414	3.8%	8	(173)	(41.6%)
Office, Administration & Other	810	7.9%	17	705	6.5%	14	106	15.0%
Bad Debt	831	8.1%	17	1,508	13.8%	31	(677)	(44.9%)
Utilities	3,619	35.3%	74	3,291	30.2%	67	329	10.0%
Repairs and Maintenance[1]	256	2.5%	5	949	8.7%	19	(693)	(73.0%)
Taxes and Insurance	2,110	20.6%	43	1,738	15.9%	36	372	21.4%
Total	$10,263	100.0%	$210	$10,912	100.0%	$223	($649)	(5.9%)

Same Store
Wholly Owned Beds	16,308			16,308
Wholly Owned Properties	30			30

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013			Y-o-Y Total Change
	Total	% of Total	Per Bed/Month	Total	% of Total	Per Bed/Month	$	%

Payroll	$8,592	22.5%	$48	$8,855	23.0%	$49	($263)	(3.0%)
Marketing	1,066	2.8%	6	1,165	3.0%	7	(99)	(8.5%)
Office, Administration & Other	2,477	6.5%	14	2,553	6.6%	14	(76)	(3.0%)
Bad Debt	2,813	7.4%	16	2,802	7.3%	16	11	0.4%
Utilities	12,398	32.5%	69	12,141	31.6%	68	256	2.1%
Repairs and Maintenance[1]	2,792	7.3%	16	3,539	9.2%	20	(747)	(21.1%)
Taxes and Insurance	8,036	21.1%	45	7,378	19.2%	41	657	8.9%
Total	$38,173	100.0%	$213	$38,433	100.0%	$215	($260)	(0.7%)

Same Store
Wholly Owned Beds	14,920			14,920
Wholly Owned Properties	28			28

1 During the three months ended December 31, 2014, the Company changed its accounting policy in connection with turn expenses to recognize costs in the period in which they are incurred as compared to its previous policy of accounting for the costs of turn ratably over the twelve month academic year. As a result, on a going forward basis, expenses for turn will be recognized during the third quarter of the year.

CAMPUS CREST COMMUNITIES

HSRE, BEAUMONT AND COPPER BEECH JOINT VENTURE PROPERTY RESULTS OF OPERATIONS (unaudited)

(in $000s, except per bed data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change

HSRE AND BEAUMONT
Same store properties (Number of properties)[1]	9	9			6	6
Revenue per occupied bed
Rental revenue per occupied bed per month[2]	$510	$503	$7	1.3%	$460	$468	($9)	(1.8%)
Services revenue per occupied bed per month	13	20	(7)	(36.5%)	18	20	(2)	(10.1%)
Total revenue per occupied bed	$522	$523	($1)	(0.1%)	$478	$488	($11)	(2.2%)

Average number of owned beds	5,148	5,148			3,364	3,364
Average physical occupancy	79.2%	81.7%		(2.5%)	79.9%	79.4%		0.4%

Total revenue	$6,390	$6,602	($212)	(3.2%)	$15,402	$15,656	($254)	(1.6%)
Property operating expenses	3,263	3,473	(210)	(6.0%)	7,966	8,314	(348)	(4.2%)
Net operating income	$3,127	$3,130	($2)	(0.1%)	$7,437	$7,342	$94	1.3%
Operating margin[3]	48.9%	47.4%		1.5%	48.3%	46.9%		1.4%

ALL PROPERTIES (Number of properties)[1,4]	14	9	5		14	9	5
Revenue per occupied bed
Rental revenue per occupied bed per month[2]	$592	$503	$89	17.7%	$535	$486	$49	10.2%
Services revenue per occupied bed per month	14	$20	(6)	(30.5%)	18	$21	(3)	(15.0%)
Total revenue per occupied bed	$606	$523	$83	15.8%	$553	$506	$46	9.2%

Average number of owned beds	9,437	5,148	4,289	83.3%	6,754	4,107	2,647	64.4%
Average physical occupancy	58.7%	81.7%		(23.0%)	69.0%	79.6%		(10.6%)

Total revenue	$10,072	$6,602	$3,470	52.6%	$30,929	$19,878	$11,051	55.6%
Property operating expenses	7,614	3,473	4,141	119.3%	19,324	9,670	9,655	99.8%
Net operating income	$2,458	$3,130	($672)	(21.5%)	$11,605	$10,208	$1,397	13.7%
Operating margin[3]	24.4%	47.4%		(23.0%)	37.5%	51.4%		(13.9%)

Preferred investments[5,6]	$7,323	$11,828	($4,505)		$7,323	$11,828	($4,505)
COPPER BEECH
ALL PROPERTIES (Number of properties)[7,8]	35	35	-		35	35	-
Revenue per occupied bed
Rental revenue per occupied bed per month	$461	$460	$1	0.2%	$462	$456	$6	1.3%
Services revenue per occupied bed per month	27	26	1	3.9%	35	34	1	1.7%
Total revenue per occupied bed	$488	$487	$2	0.4%	$497	$490	$7	1.3%

Average number of owned beds	16,647	16,647			16,647	16,647
Average physical occupancy	93.7%	90.9%		2.8%	91.3%	92.5%		(1.2%)

Total revenue	$22,848	$22,090	$758	3.4%	$90,590	$90,539	$51	0.1%
Property operating expenses[9]	7,889	8,771	(883)	(10.1%)	33,621	34,222	(601)	(1.8%)
Net operating income	$14,959	$13,318	$1,641	12.3%	$56,968	$56,316	$652	1.2%
Operating margin[3]	65.5%	60.3%		5.2%	62.9%	62.2%		0.7%

1 Excludes The Grove at Denton; the Company acquired its joint venture partner's interest in this property on January 21, 2014.

2 For the three and twelve months ended December 31, 2014, excludes the one-time non-cash impact of the Company’s change in revenue recognition policy. Beginning with the ‘14/’15 AY year, the Company will recognize revenue for new leases over the term of the lease (typically 11.5 months) rather than in conjunction with the lease payments (typically 12 equal monthly payments). While this policy change will have no cash impact, and will have minimal year-over-year impact on a go-forward basis, the adjustment related to changing the policy in Q4 2014 will have the effect of lowering reported revenue in that quarter.

3 Operating margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period.  Expenses include property management fees.

4 For the three and twelve months ended December 31, 2014, includes financial results for the 2013 joint venture deliveries (The Grove at Indiana, The Grove at Norman, and The Grove at State College) as well as the 2014 joint venture deliveries (The Grove at Greensboro, The Grove at Louisville, evo at Cira Centre South, evo à Square Victoria and evo à Sherbrooke).

5 As of December 31, 2014, the Company held preferred investment in The Grove at Indiana, The Grove at Greensboro and The Grove at Louisville of approximately $7,323.  These preferred interests entitle the Company to a 9.0% return on the investment but otherwise does not change its effective ownership interest in these properties.

6 As of December 31, 2013, the Company held preferred investment in The Grove at San Angelo, The Grove at Conway  and The Grove at Indiana of approximately $11,828.  These preferred interests entitle the Company to a 9.0% return on the investment but otherwise do not change its effective ownership interest in these properties.  In January 2014, the Company amended and restated the HSRE-Campus Crest I, LLC operating agreement, which related to The Grove at San Angelo and The Grove at Conway, which had the effect of exchanging its Class B member preferred interests for limited partnership units, effectively increasing its equity investment in the joint venture to 63.9% from 49.9%. In the event of a sale, the partners are to share equally in the net proceeds. There were no other material changes to the agreement.

7 For the three months ended December 31, 2014, results reflect operating results for the 35 operating properties.  Results exclude Copper Beech at Ames, which is the only Copper Beech property included in our consolidated results as of December 31, 2014.

8 For the twelve months ended December 31, 2013, includes results from the Company’s initial investment in Copper Beech on March 18, 2013.

9 During the three months ended December 31, 2014, the Company changed its accounting policy in connection with turn expenses to recognize costs in the period in which they are incurred as compared to its previous policy of accounting for the costs of turn ratably over the twelve month academic year. As a result, expenses for turn will be recognized during the third quarter of the year.

CAMPUS CREST COMMUNITIES

CAPITAL STRUCTURE AS OF DECEMBER 31, 2014

(in $000s, except per share data)

Closing common stock price at December 31, 2014				$7.31

Common stock				64,455
Operating partnership units				401
Restricted stock				288
Total shares and units outstanding				65,143

Total equity market value				$476,199
Total preferred equity outstanding[1]				152,500
Total consolidated debt outstanding				618,419
Total market capitalization				$1,247,118

Debt to total market capitalization[3]				49.6%
Debt to gross assets[2,3]				47.2%

Total number of unencumbered operating properties				19

			Weighted	Average
	Principal	% of Total	Average	Years to
Consolidated Debt[3,4]	Outstanding	Principal Outstanding	Interest Rate	Maturity

Fixed rate mortgage loans	$163,341	26.4%	4.95%	4.4
Variable rate mortgage loan	16,613	2.7%	2.32%	2.2
Construction loans	120,719	19.5%	2.30%	1.5
Variable rate credit facility	217,500	35.2%	2.67%	2.0
Exchangeable Notes[5]	97,419	15.8%	5.53%	3.8
Other debt[6]	2,827	0.5%	4.93%	14.2
Total/Weighted Average	$618,419	100.0%	3.65%	2.9

1 8.00% Series A cumulative redeemable preferred stock redeemable February 2017.

2 Gross assets is defined as total assets plus accumulated depreciation, as reported in the Company's December 31, 2014 consolidated balance sheet.

3 Excludes debt associated with HSRE and Beaumont joint ventures.  See page 13 for details related to this debt.  The Company is the guarantor of these loans.

4 Excludes debt associated with the Company’s investment in Copper Beech.  See page 15 for details related to this debt.

5 Senior unsecured exchangeable notes, maturity in October 2018.

6 Includes $2,552 bond assumed as a part of the purchase of the Flagstaff, AZ property.

CAMPUS CREST COMMUNITIES

OUTSTANDING DEBT AND MATURITY SCHEDULE
(in $000s)

	Principal Balance	Interest Rate	Maturity	Years to
Consolidated Debt	at 12/31/2014		Date	Maturity	Notes

Credit facility	$217,500	2.7%	1/8/2017	2.1

Exchangeable Notes[1]	97,419	5.5%	10/9/2018	3.8

Other debt[2]	2,827	4.9%	10/31/2031	17.1	Miscellaneous debt

Construction loans
The Grove at Ft. Collins	19,073	2.1%	7/13/2015	0.5	Two twelve month extension options
The Grove at Muncie	13,892	2.4%	7/3/2015	0.5	Two twelve month extension options
The Grove at Pullman	10,886	2.4%	9/5/2015	0.7	Two twelve month extension options
The Grove at Grand Forks	12,474	2.2%	2/5/2017	2.1	One eighteen month extension option
The Grove at Slippery Rock	16,031	2.3%	6/21/2016	1.5	Two twelve month extension options
The Grove at Gainesville	22,836	2.3%	3/13/2017	2.2
Copper Beech at Ames	21,170	2.4%	5/2/2017	2.4
Toledo	4,357	2.3%	11/25/2017	2.9
Sub Total	$120,719	2.3%		1.6

Mortgage loans

The Grove at Milledgeville	$15,640	6.1%	10/1/2016	1.8	Principal and interest
The Grove at Carrollton	14,101	6.1%	10/11/2016	1.8	Principal and interest
The Grove at Las Cruces	14,573	6.1%	10/11/2016	1.8	Principal and interest
The Grove at Asheville	14,304	5.8%	4/11/2017	2.3	Principal and interest
The Grove at Ellensburg	15,845	5.1%	9/1/2018	3.7	Principal and interest
The Grove at Nacogdoches	16,857	5.0%	9/1/2018	3.7	Principal and interest
The Grove at Greeley	14,945	4.3%	10/1/2018	3.8	Principal and interest
The Grove at Columbia	22,738	3.8%	7/1/2022	7.6	Principal and interest
The Grove at Clarksville	16,238	4.0%	7/1/2022	7.6	Interest only until 7/2014
The Grove at Statesboro	18,100	4.0%	1/1/2023	8.1	Interest only until 1/2015
The Grove at Denton	16,613	2.3%	3/1/2017	2.2	Principal and interest, floating rate
Sub Total	$179,954	4.7%		4.3

Total / Weighted Average	$618,419	3.7%		3.0

1 Senior unsecured exchangeable notes, maturity in October 2018.

2 Includes $2,552 bond assumed as a part of the purchase of the Flagstaff, AZ property.

CAMPUS CREST COMMUNITIES

HSRE & BEAUMONT JOINT VENTURE DEBT SUMMARY
(in $000s)

		Principal Balance		Maturity	Years to
Property	Ownership	at 12/31/2014	Interest Rate	Date	Maturity	Notes

The Grove at Laramie[1]	10.0%	$17,211	2.82%	1/5/2015	0.0	Interest only
The Grove at San Angelo[2]	63.9%	11,166	2.67%	2/9/2015	0.1	Interest only
The Grove at Lawrence[2]	63.9%	11,492	2.67%	2/9/2015	0.1	Interest only
The Grove at Conway[2]	63.9%	9,827	2.67%	2/9/2015	0.1	Interest only
The Grove at Stillwater[3]	10.0%	13,325	2.92%	n/a	n/a	Interest only
The Grove at Fayetteville[4]	10.0%	19,078	2.92%	4/20/2015	0.3	Interest only
The Grove at Norman	20.0%	17,871	2.82%	5/8/2015	0.4	Interest only
The Grove at State College	20.0%	18,619	2.22%	9/30/2015	0.7	Interest only
The Grove at Indiana	20.0%	17,217	2.42%	12/19/2015	1.0	Interest only
evo à Square Victoria and evo à Sherbrooke	47.0%	87,970	6.39%	1/13/2016	1.0	Interest only
evo at Cira Centre South	30.0%	90,204	2.37%	7/25/2016	1.6	Interest only
The Grove at Louisville	30.0%	23,759	2.42%	9/6/2016	1.7	Interest only
The Grove at Greensboro	30.0%	16,980	2.27%	9/30/2018	3.8	Interest only

Total / Weighted Average		$354,719	3.48%		1.1

Note: The Company's pro rata share of HSRE and Beaumont joint venture debt as of December 31, 2014 was $117,090.

1 Maturity date has been extended through May 5, 2015

2 Maturity date has been extended through May 9, 2015

3 The Grove at Stillwater was sold in January 2015.

4  Maturity date has been extended through April 20, 2015

CAMPUS CREST COMMUNITIES

COPPER BEECH JOINT VENTURE DEBT SUMMARY
(in $000s)

	Effective	Principal Balance		Maturity	Years to
Property	Ownership[1]	at 12/31/2014	Interest Rate	Date	Maturity	Notes

Unconsolidated Properties: 48% Effective Ownership Interest

Copper Beech at West Lafayette, IN – Baywater[2]	48.0%	$13,872	5.2%	2/11/2015	0.1	Principal and interest
Copper Beech at Statesboro, GA - Phase II3	48.0%	9,703	2.7%	5/1/2015	0.3	Principal and interest
Copper Beech at Mount Pleasant, MI - Phase II3	48.0%	10,130	2.7%	5/1/2015	0.3	Principal and interest
Copper Beech at State College, PA - Parkway Plaza	48.0%	18,283	5.2%	10/1/2015	0.8	Principal and interest
Copper Beech at Indiana, PA - IUP II	48.0%	5,916	5.9%	10/1/2015	0.8	Principal and interest
Copper Beech at Mount Pleasant, MI - Phase I	48.0%	18,178	5.5%	10/1/2015	0.8	Principal and interest
Copper Beech at Bowling Green, OH - Phase I	48.0%	12,269	5.6%	10/1/2015	0.8	Principal and interest
Copper Beech at State College, PA - CB I	48.0%	4,979	5.6%	2/11/2016	1.1	Principal and interest
Copper Beech at Indiana, PA - IUP Buy	48.0%	2,335	5.5%	6/6/2016	1.4	Principal and interest
Copper Beech at Morgantown, WV	48.0%	34,747	5.5%	6/6/2016	1.4	Principal and interest
Copper Beech at Harrisonburg, VA	48.0%	53,572	5.5%	6/6/2016	1.4	Principal and interest
Copper Beech at San Marcos, TX - Phase I	48.0%	33,120	5.5%	6/6/2016	1.4	Principal and interest
Copper Beech at Bloomington, IN	48.0%	10,461	6.2%	10/1/2016	1.8	Principal and interest
Copper Beech at Allendale, MI - Phase I	48.0%	22,861	6.0%	10/1/2016	1.8	Principal and interest
Copper Beech at Columbia, MO	48.0%	23,614	6.2%	10/1/2016	1.8	Principal and interest
Copper Beech at Radford, VA	48.0%	11,934	6.0%	11/6/2016	1.9	Principal and interest
Copper Beech at Indiana, PA - IUP I	48.0%	6,500	2.2%	6/2/2017	2.4	Principal and interest
Copper Beech at Allendale, MI - Phase II	48.0%	11,595	6.3%	9/6/2017	2.7	Principal and interest
Copper Beech at Columbia, SC - Phase I	48.0%	36,001	6.3%	9/6/2017	2.7	Principal and interest
Copper Beech at Statesboro, GA - Phase I	48.0%	30,173	5.8%	10/6/2017	2.8	Principal and interest
Copper Beech at Kalamazoo, MI - Phase I	48.0%	29,637	5.8%	10/6/2017	2.8	Principal and interest
Copper Beech at State College, PA - CB II	48.0%	8,444	6.0%	8/1/2019	4.6	Principal and interest
Copper Beech at Columbia, SC - Phase II	48.0%	5,914	5.4%	8/1/2020	5.6	Principal and interest
Copper Beech at Greenville, NC	48.0%	46,726	5.3%	9/1/2020	5.7	Principal and interest
Copper Beech at State College, PA - Oakwood	48.0%	5,569	5.0%	10/1/2020	5.8	Principal and interest
Copper Beech at Kalamazoo, MI - Phase II	48.0%	7,838	5.7%	10/1/2020	5.8	Principal and interest

Sub-Total / Weighted Average		$474,371	5.50%		2.3

Consolidated Property: 48% Ownership Interest
Copper Beech at Ames, IA	48.0%	$21,170	2.4%	5/2/2017	2.3	Principal and interest

Total / Weighted Average		$495,540	5.37%		2.3

Note: The Company's pro rata share of Copper Beech debt as of December 31, 2014 was $237,859.

1 The Company made its initial investment in Copper Beech on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

2 Principal was repaid in full in first quarter 2015.

3 Automatic extension to November 1, 2016 available for Copper Beech at Statesboro, GA - Phase II. Automatic extension to February 1, 2017 available for Copper Beech at Mount Pleasant, MI - Phase II.

CAMPUS CREST COMMUNITIES

Illustrative Estimated Total Pro Rata Debt as of Close of Copper Beech Transaction[1]
(in $000s)

	As of	CB Related Adjustments	Illustrative as
	12/31/2014		of CB Close

Cash & Equivalents	$15,240	($807)	$14,433

Consolidated Debt
Mortgage Loans[2]	179,954	321,043	500,997
Construction Loans	120,719	-	120,719
Credit Facility[3]	217,500	46,000	263,500
Exchangeable Notes	97,419	-	97,419
Other Debt	2,827	-	2,827
Total Consolidated Debt	618,419	367,043	985,462

Unconsolidated Debt (Pro Rata)
Joint Venture Debt - HSRE	75,744	-	75,744
Joint Venture Debt - Beaumont	41,346	-	41,346
Joint Venture Debt - Copper Beech[4]	227,698	(154,100)	73,597
Total Unconsolidated Debt	344,788	(154,100)	190,688

Total Pro Rata Debt, net of cash	947,967	213,749	1,161,716

Preferred Equity	152,500	-	152,500

Total Pro Rata Debt and Preferred Equity	1,100,467	213,749	1,314,216

Total Equity Market Value[5]	476,199	90,701	566,900

Total Market Cap Plus Pro Rata JV Debt	$1,576,666	$304,450	$1,881,116

Debt to Total Market Cap Plus JV Debt
Total Pro Rata Debt	60.1%		61.8%
Total Pro Rata Debt plus Preferred Equity	69.8%		69.9%

1 The information shown in the table above is for illustrative purposes only and should not be construed as pro forma information in accordance with Article 11 of Regulation S-X.

2 Reflects estimated impact of consolidation of wholly owned Copper Beech debt following close of transaction, excluding any potential impact of purchase price accounting.

3 Reflects incremental credit facility borrowing to fund closing of Copper Beech transaction; pro forma credit facility availability is approximately $33 million after inclusion of unencumbered Copper Beech assets in the borrowing base. The Company received a waiver on February 25, 2015 that provides the following covenant tests through 3Q2015: Total Leverage: 65.0%; Fixed Charge Coverage: 1.30x; FFO Payout Ratio: pro forma treatment as if TTM quarterly dividend rate was $0.09/share.

4 Illustrative column reflects pro rata debt related to four properties that continue to be held in a joint venture with Copper Beech.

5 CB related adjustment reflects 12.4 million OP units issued in conjunction with Copper Beech close based on December 31, 2014 closing common stock price of $7.31.

CAMPUS CREST COMMUNITIES

PORTFOLIO OVERVIEW AND OCCUPANCY

							Occupancy
			Year Opened/				December 31,
Property	Grouping[1]	Primary University	Acquired	Properties	Units	Beds	2014	2013	Change

Wholly Owned Operating Properties
The Grove at Asheville, NC	(A)	UNC - Asheville	2005		154	448	98.2%	99.8%	(1.6%)
The Grove at Carrollton, GA	(A)	University of West Georgia	2006		168	492	91.1%	99.4%	(8.3%)
The Grove at Las Cruces, NM	(A)	New Mexico State University	2006		168	492	82.9%	85.0%	(2.0%)
The Grove at Milledgeville, GA	(A)	Georgia College & State University	2006		168	492	99.4%	99.4%	0.0%
The Grove at Abilene, TX	(A)	Abilene Christian University	2007		192	504	92.9%	95.2%	(2.4%)
The Grove at Ellensburg, WA	(A)	Central Washington University	2007		192	504	97.4%	99.0%	(1.6%)
The Grove at Greeley, CO	(A)	University of Northern Colorado	2007		192	504	99.0%	99.4%	(0.4%)
The Grove at Mobile, AL--Phase I & II2	(A)	University of South Alabama	2007/2008		384	1,008	85.9%	79.2%	6.7%
The Grove at Nacogdoches, TX--Phase I & II2	(A)	Stephen F. Austin State Univ.	2007/2012		260	682	84.9%	87.4%	(2.5%)
The Grove at Cheney, WA	(A)	Eastern Washington University	2008		192	512	92.0%	95.1%	(3.1%)
The Grove at Lubbock, TX	(A)	Texas Tech University	2008		192	504	93.8%	93.1%	0.8%
The Grove at Stephenville, TX	(A)	Tarleton State University	2008		192	504	99.4%	99.4%	0.0%
The Grove at Troy, AL	(A)	Troy University	2008		192	514	94.4%	93.4%	1.0%
The Grove at Waco, TX	(A)	Baylor University	2008		192	504	90.1%	91.1%	(1.0%)
The Grove at Murfreesboro, TN	(A)	Middle Tennessee State University	2009		186	504	98.0%	98.8%	(0.8%)
The Grove at San Marcos, TX	(A)	Texas State University	2009		192	504	97.2%	100.0%	(2.8%)
The Grove at Moscow, ID	(A)	University of Idaho	2009		192	504	85.7%	99.8%	(14.1%)
The Grove at Huntsville, TX	(A)	Sam Houston State University	2010		192	504	99.6%	100.0%	(0.4%)
The Grove at Statesboro, GA	(A)	Georgia Southern University	2010		200	536	86.0%	75.2%	10.8%
The Grove at Ames, IA	(A)	Iowa State University	2011		216	584	97.9%	100.0%	(2.1%)
The Grove at Clarksville, TN	(A)	Austin Peay State University	2011		208	560	72.3%	89.5%	(17.1%)
The Grove at Columbia, MO	(A)	University of Missouri	2011		216	632	73.1%	73.6%	(0.5%)
The Grove at Ft. Wayne, IN	(A)	Indiana University-Purdue University Ft. Wayne	2011		204	540	77.4%	93.7%	(16.3%)
The Grove at Valdosta, GA	(A)	Valdosta State University	2011		216	584	87.3%	88.4%	(1.0%)
The Grove at Denton, TX	(A)	University of North Texas	2011		216	584	100.0%	91.4%	8.5%
The Grove at Auburn, AL	(A)	Auburn University	2012		216	600	99.8%	99.8%	0.0%
The Grove at Flagstaff, AZ	(A)	Northern Arizona University	2012		216	584	99.1%	99.8%	(0.7%)
The Grove at Orono, ME	(A)	University of Maine	2012		188	620	99.2%	93.5%	5.6%
The Grove at Ft. Collins, CO	(B)	Colorado State University	2013		218	612	99.3%	100.0%	(0.7%)
The Grove at Muncie, IN	(B)	Ball State University	2013		216	584	85.6%	70.5%	15.1%
The Grove at Pullman, WA3	(B)	Washington State University	2013		216	584	100.0%	100.0%	0.0%
The Grove at Flagstaff, AZ - Phase II2	(B)	Northern Arizona University	2013		54	192	99.0%	100.0%	(1.0%)
The Grove at Gainesville, FL	(C)	University of Florida	2014		256	682	57.8%	n/a	n/a
The Grove at Grand Forks, ND	(C)	University of North Dakota	2014		224	600	99.2%	n/a	n/a
The Grove at Mt. Pleasant, MI	(C)	Central Michigan University	2014		224	584	76.5%	n/a	n/a
The Grove at Slippery Rock, PA	(C)	Slippery Rock University	2014		201	603	85.7%	n/a	n/a
Total - Wholly Owned Operating Properties				36	7,305	19,945	90.4%	92.7%	(2.3%)

1 Groupings detailed as follows: (A) reflects the same store properties as of December 31, 2014; (B) reflects the 2013 development deliveries; (C) reflects the 2014 development deliveries.

2 The Grove at Mobile, AL--Phase I & II are counted as two properties in the Company's property count.  The Grove at Nacogdoches, TX - Phase II and The Grove at Flagstaff, AZ - Phase II are not counted as a separate assets from Phase I of each respective asset.

3 On July 14, 2013, the Company experienced a fire at this development. As of December 31, 2014, all 584 beds are in operation.

CAMPUS CREST COMMUNITIES

PORTFOLIO OVERVIEW AND OCCUPANCY (cont'd)

							Occupancy
			Year Opened/				December 31,
Property	Grouping[1]	Primary University	Acquired	Properties	Units	Beds	2014	2013	Change

Joint Venture Operating Properties
The Grove at Lawrence, KS	(A)	University of Kansas	2009		172	500	74.4%	86.0%	(11.6%)
The Grove at San Angelo, TX	(A)	Angelo State University	2009		192	504	98.8%	96.8%	2.0%
The Grove at Conway, AR	(A)	University of Central Arkansas	2010		180	504	64.5%	70.2%	(5.8%)
The Grove at Fayetteville, AR	(A)	University of Arkansas	2012		232	632	67.2%	60.9%	6.3%
The Grove at Laramie, WY	(A)	University of Wyoming	2012		224	612	82.4%	84.0%	(1.6%)
The Grove at Stillwater, OK	(A)	Oklahoma State University	2012		206	612	81.9%	95.4%	(13.6%)
The Grove at Indiana, PA	(B)	Indiana University of Pennsylvania	2013		224	600	65.0%	92.0%	(27.0%)
The Grove at Norman, OK	(B)	University of Oklahoma	2013		224	600	75.9%	85.1%	(9.2%)
The Grove at State College, PA	(B)	Penn State University	2013		216	584	97.2%	68.8%	28.3%
The Grove at Greensboro, NC	(C)	University of North Carolina at Greensboro	2014		216	584	56.8%	n/a	n/a
The Grove at Louisville, KY	(C)	University of Louisville	2014		252	656	60.7%	n/a	n/a
evo at Cira Centre South	(C)	University of Pennsylvania / Drexel University	2014		344	850	51.2%	n/a	n/a
evo à Square Victoria	(C)	Concordia University / McGill University / (ÉTS)	2014		715	1,294	16.4%	n/a	n/a
evo à Sherbrooke	(C)	McGill University	2014		488	929	11.0%	n/a	n/a

Total - Joint Venture Operating Properties				14	3,885	9,461	59.8%	81.9%	(22.2%)

Total Operating Properties[2]				50	11,190	29,406	80.1%	90.2%	(10.2%)

Same Store Properties (A)
Wholly-Owned				28	5,696	15,504	91.6%	92.8%	(1.3%)
Joint Venture				6	1,206	3,364	78.0%	81.9%	(3.9%)
Total - Same Store				34	6,902	18,868	89.1%	90.9%	(1.7%)

2013 Deliveries (B)
Wholly-Owned				4	704	1,972	95.4%	91.3%	4.2%
Joint Venture				3	664	1,784	79.2%	82.1%	(2.9%)
Total - 2013 Deliveries				7	1,368	3,756	87.7%	86.9%	0.8%

2014 Deliveries (C)[3]
Wholly-Owned				4	905	2,469	79.1%	n/a	n/a
Joint Venture				5	2,015	4,313	34.3%	n/a	n/a
Total - 2014 Deliveries				9	2,920	6,782	50.6%	n/a	n/a

1 Groupings detailed as follows: (A) reflects the same store properties as of December 31, 2014; (B) reflects the 2013 development deliveries; (C) reflects the 2014 development deliveries.

2 The redevelopment of the 100% owned property in Toledo, OH is excluded.  The Grove at Denton is included for purposes of this presentation.   The Company acquired its joint venture partner's interest in the Grove at Denton on January 21, 2014. The occupancy data related to Denton is included in 2014 deliveries.

3 Does not include the Copper Beech at Ames 2014 delivery, which is included on page 19.

CAMPUS CREST COMMUNITIES

COPPER BEECH PORTFOLIO OVERVIEW AND OCCUPANCY1

						Occupancy
		Year Opened/				December 31,
Property	Primary University	Acquired	Properties	Units	Beds	2014	2013	Change

Unconsolidated Properties: 48% Effective Ownership Interest
Copper Beech at State College, PA - Parkway Plaza	Penn State University	1967		429	633	98.9%	88.3%	10.6%
Copper Beech at Bloomington, IN - Colonial Crest	Indiana University	1970		206	402	82.3%	82.3%	0.0%
Copper Beech at Indiana, PA - IUP I	Indiana University of Pennsylvania	1971		95	239	97.5%	100.0%	(2.5%)
Copper Beech at Indiana, PA - IUP II	Indiana University of Pennsylvania	1973		72	172	100.0%	100.0%	0.0%
Copper Beech at Indiana, PA - IUP Buy	Indiana University of Pennsylvania	1975		43	76	98.7%	97.4%	1.3%
Copper Beech at State College, PA - CB I	Penn State University	1996		59	177	100.0%	91.5%	8.5%
Copper Beech at State College, PA - CB II	Penn State University	1998		87	257	100.0%	93.0%	7.0%
Copper Beech at State College, PA - Oakwood	Penn State University	2000		48	144	99.3%	77.1%	22.2%
Copper Beech at Harrisonburg, VA - Grand Duke	James Madison University	2001		120	124	100.0%	97.6%	2.4%
Copper Beech at State College, PA - Northbrook Greens	Penn State University	2003		166	250	100.0%	100.0%	0.0%
Copper Beech at West Lafayette, IN – Klondike	Purdue University	2003		219	486	85.8%	91.4%	(5.6%)
Copper Beech at State College, PA - Oak Hill	Penn State University	2003		106	318	100.0%	68.9%	31.1%
Copper Beech at West Lafayette, IN – Baywater	Purdue University	2004		137	488	83.8%	98.8%	(15.0%)
Copper Beech at Radford, VA	Radford University	2005		222	500	99.8%	99.6%	0.2%
Copper Beech at Bloomington, IN	Indiana University	2005		107	297	69.7%	83.8%	(14.1%)
Copper Beech at Mount Pleasant, MI - Phase I	Central Michigan University	2005		204	632	97.5%	100.0%	(2.5%)
Copper Beech at Bowling Green, OH - Phase I	Bowling Green University	2005		128	400	99.8%	98.8%	1.0%
Copper Beech at Fresno, CA	California State University at Fresno	2006		178	506	91.3%	91.3%	0.0%
Copper Beech at Allendale, MI - Phase I	Grand Valley State University	2006		206	614	100.0%	100.0%	0.0%
Copper Beech at Columbia, MO	University of Missouri	2006		214	654	88.1%	100.0%	(11.9%)
Copper Beech at Bowling Green, OH - Phase II	Bowling Green University	2007		72	216	100.0%	99.5%	0.5%
Copper Beech at Allendale, MI - Phase II	Grand Valley State University	2007		82	290	100.0%	100.0%	0.0%
Copper Beech at Columbia, SC - Phase I	University of South Carolina	2007		278	824	96.0%	99.4%	(3.4%)
Copper Beech at Statesboro, GA - Phase I	Georgia Southern University	2007		246	754	96.6%	65.3%	31.3%
Copper Beech at Kalamazoo, MI - Phase I	Western Michigan University	2007		256	784	82.1%	85.8%	(3.7%)
Copper Beech at Columbia, SC - Phase II	University of South Carolina	2008		72	178	96.1%	99.4%	(3.4%)
Copper Beech at Harrisonburg, VA	James Madison University	2008		414	1,218	99.8%	99.7%	0.1%
Copper Beech at Greenville, NC	East Carolina University	2008		439	1,232	95.2%	97.6%	(2.4%)
Copper Beech at Kalamazoo, MI - Phase II	Western Michigan University	2008		115	340	68.8%	77.4%	(8.5%)
Copper Beech at Auburn, AL	Auburn University	2009		271	754	92.8%	76.3%	16.6%
Copper Beech at Morgantown, WV	West Virginia University	2010		335	920	99.8%	99.9%	(0.1%)
Copper Beech at San Marcos, TX - Phase I	Texas State University	2011		273	840	89.2%	90.1%	(1.0%)
Copper Beech at San Marcos, TX - Phase II	Texas State University	2012		142	410	88.0%	92.4%	(4.4%)
Copper Beech at Mount Pleasant, MI - Phase II	Central Michigan University	2013		119	256	98.4%	40.6%	57.8%
Copper Beech at Statesboro, GA - Phase II	Georgia Southern University	2013		82	262	98.5%	43.5%	55.0%

Sub-Total / Weighted Average			35	6,242	16,647	93.7%	90.7%	3.0%

Consolidated Property: 48% Ownership Interest
Copper Beech at Ames, IA	Iowa State University	2014	1	219	636	79.5%	n/a	n/a

Total - Copper Beech Portfolio			36	6,461	17,283	93.2%	90.7%	2.5%

1 The Company made its initial investment in Copper Beech on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties.  As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% ownership interest in one consolidated operating property.

CAMPUS CREST COMMUNITIES

Illustrative1 Bridges of Key Metrics

(in $000s)

Illustrative[1] Q4 2014 Pro Rata NOI Bridge		Illustrative[1] Q4 2014 Interest Expense Bridge

Q4 Wholly Owned NOI[2]	$17,580	Q4 Interest Expense As Reported	$5,526

Q4 Illustrative Pro Rata Copper Beech NOI[3]	11,900	Q4 Wholly Owned Capitalized Interest Expense	112

Q4 Joint Venture Pro Rata NOI, excluding Montreal[4]	1,050	Pro Rata JV Interest Expense, excluding Montreal[4]	496

Illustrative Q4 2014 Pro Rata NOI, excluding Montreal	$30,529	Pro Rata Montreal Interest Expense[4]	654

		Illustrative Pro Rata Copper Beech Interest Expense[3]	5,040

		Illustrative Q4 2014 Pro Rata Interest Expense	$11,828

FY 2014 G&A Bridge to Estimated[1] 2015 Net G&A		Illustrative[1] Q4 2014 FFOA Bridge

FY 2014 G&A		Q4 2014 FFOA[10]	$3,063
		Per Diluted Share	$0.05
Net G&A, as reported	$14,303

Capitalized G&A Expenses[5]	19,789	Impact of Accounting Policy Changes[11]	1,458

Discontinued Operations[6]	3,068	Impact of Montreal Joint Venture	1,875

FY 2014 Gross G&A	$37,160	Illustrative FFOA Before Copper Beech Adjustment	$6,395
		Per Diluted Share[12]	$0.10
Estimated FY 2015 G&A Bridge

Identified Near-term Cost Savings[7]	(14,000)	Illustrative Copper Beech Contribution Adjustment[13]	2,430

FY 2015 Estimated Capitalized Expense[8]	($2,100)	Illustrative Q4 2014 FFOA	$8,825
		Per Diluted Share[14]	$0.11
FY 2015 Estimated Net G&A9	$21,060

1 The information shown in the table above is for illustrative purposes only and should not be construed as pro forma information in accordance with Article 11 of Regulation S-X.

2 Excludes the one-time non-cash impact of the Company’s change in revenue recognition policy. Beginning with the ‘14/’15 AY, the Company will recognize revenue for new leases over the term of the lease (typically 11.5 months) rather than in conjunction with the lease payments (typically 12 equal monthly payments). While this policy change will have no cash impact, and will have minimal year-over-year impact on a go-forward basis, the adjustment related to changing the policy in Q4 2014 will have the effect of lowering reported revenue in that quarter.

3 Represents illustrative pro rata contribution from Copper Beech based on the Company's ownership percentage of Copper Beech properties as of the closing of the transaction announced November 4, 2014.

4 Pro rata contribution of joint ventures that is reflected in "equity in earnings of unconsolidated entities" in the Company's financial statements.

5 Expenses related to construction and development activities, as well as property management and corporate overhead that were allocated to properties under construction.

6 Expenses related to the discontinued construction and development operations.

7 Identified near-term variable cost savings expected to be realized in 2015. Additional variable cost savings are targeted to be realized throughout the year, as well as fixed cost reductions that will be realized over time as the Company executes on its process review and improvement initiatives as part of its strategic repositioning.

8 Ongoing overhead costs related to property capital improvement activities of the Company.

9 Estimated 2015 G&A does not include potential incremental cost related to additions to the executive management team.

10 Refer to page 6 for a calculation of FFOA.

11 One-time, non-cash impact of the Company’s change in revenue recognition policy.  See footnote 2.  Also excludes the impact of the Company's change its accounting policy in connection with turn expenses to recognize costs in the period in which they are incurred as compared to its previous policy of accounting for the costs of turn ratably over the twelve months academic year. As a result, on a go-forward basis, expenses for turn will be recognized during the third quarter of the year.

12 Based on 65.2 million weighted average diluted shares outstanding for the three months ended 12/31/14.

13 Represents incremental FFOA contribution based on the Company's ownership percentage of Copper Beech properties as of the closing of the transaction announced November 4, 2014.

14 Based on illustrative shares outstanding including 12.4 million OP units issued in conjunction with the closing of Copper Beech transaction announced November 4, 2014.

CAMPUS CREST COMMUNITIES

INVESTOR INFORMATION

Executive Management

Aaron Halfacre	President and Chief Investment Officer
Scott Rochon	Acting Chief Financial Officer and Chief Accounting Officer

Corporate Headquarters		Investor Relations

2100 Rexford Road #414		(704) 496-2571
Charlotte, NC 28211		investor.relations@campuscrest.com
(704) 496-2500

Covering Analysts

Barclays Capital Inc.	Ross Smotrich	(212) 526-2306	ross.smotrich@barclays.com
Citigroup Global Markets Inc.	Michael Bilerman / Nick Joseph	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
MLV & Co LLC	Ryan Meliker / Michael Kodesch	(212) 542-5872 / (646) 556-9188	rmeliker@mlvco.com / mkodesch@mlvco.com
Raymond James & Associates	Paul D. Puryear / Buck Horne	(727) 567-2253 / (727) 567-2561	paul.puryear@raymondjames.com / buck.horne@raymondjames.com
RBC Capital Markets, LLC	Mike Salinsky	(440) 715-2648	mike.salinsky@rbccm.com
Bank of America Merrill Lynch	Jana Galan / Jane Wong	(646) 855-3081 / (646) 855-3378	jana.galan@baml.com / jane.wong1@baml.com
Wunderlich Securities	Craig Kucera	(540) 277-3366	ckucera@wundernet.com
Green Street Advisors, Inc.	Dave Bragg / Ryan Burke	(949) 640-8780	dbragg@greenstreetadvisors.com / rburke@greenstreetadvisors.com

CAMPUS CREST COMMUNITIES

FORWARD - LOOKING STATEMENTS

This document, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full year 2013 FFO and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

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